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                                                                     Exhibit 5.1





                                February 9, 1998




The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio  44706-2798

                  Re: $300,000,000 Aggregate Amount of Senior Debt Securities of the Timken Company
                           --------------------------------------------

Gentlemen:

                  We are acting as counsel for The Timken Company, an Ohio corporation (the "Company"), in connection with the creation and authorization of the issuance and sale of up to $300,000,000 aggregate amount of Senior Debt Securities (the "Securities"), to be issued pursuant to an Indenture (the "Indenture") to be entered into between the Company and The Bank of New York, as Trustee (the "Trustee").

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, but subject to the assumptions and qualifications set forth below, we are of the opinion that:

                  1. The Indenture, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding instrument of the Company.

                  2. The Securities have been duly authorized and, when duly executed, authenticated and delivered to and paid for by the purchasers thereof in accordance with the terms of such Securities and the Indenture, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

                  In rendering the foregoing opinions we have also assumed that
(i) the definitive information, including, without limitation, the definitive terms of the Securities, remaining to be completed in the form of Indenture relating to the Securities as filed as Exhibit 4.10 to the Registration Statement filed by the Company to effect registration of the Securities under the Securities Act of 1933 (the "Registration Statement"), will be so completed and the Indenture and Securities will be duly authorized by the Board of Directors of the Company or its designee in such form with such completions, and
(ii) the Distribution Agreement will be executed and delivered by the Company and the Underwriters in substantially the form filed as Exhibit 1.1 to the Registration Statement.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 filed by the Company to effect registration of the Securities under the


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The Timken Company
Page 2
February 9, 1998



Securities Act of 1933 and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement.


                                   Very truly yours,

                                   /s/ Jones, Day, Reavis & Pogue

                                   Jones, Day, Reavis & Pogue